Generation Income Properties, Inc. Announces

Conclusion of Review of Strategic Alternatives

and Dissolution of Special Committee

TAMPA, FL / ACCESS Newswire / March 24, 2026 / Generation Income Properties, Inc. (NASDAQ:GIPR) (the “Company”) today announced that the special committee of independent directors (the “Special Committee”) of the Company’s board of directors (the “Board”) has concluded its review of strategic alternatives for the Company and made its strategic recommendation to the Board.

The Company announced in May 2025 that it had formed the Special Committee to identify and consider a range of strategic alternatives, including a potential sale, merger, financing or other transaction. The Special Committee retained Cantor Fitzgerald & Co. as its financial advisor and Vinson & Elkins L.L.P. as its legal advisor. Since May 2025, the Special Committee, with the assistance of its advisors, conducted a broad and comprehensive process actively pursuing value maximizing transactions. After evaluating a full range of strategic alternatives, the Special Committee has unanimously determined, in light of the alternatives available, including non-binding indications of interest received for the sale of the Company, that continuing to operate as an independent, public company and strategically managing the Company’s portfolio to address near-term debt and preferred equity maturities is in the best interests of the Company and its stockholders at this time.

The Board accepted the Special Committee’s recommendation and will pursue this course of action while continuing to consider any inbound indications of interest with respect to a potential transaction that it may receive in the future. The Board may elect to resume its review of strategic alternatives or respond to subsequent opportunities created by the strategic alternatives process in the future. In connection with the conclusion of the Special Committee’s review of strategic alternatives, the Board dissolved the Special Committee. Pursuant to the terms of its engagement letter, Cantor Fitzgerald & Co. will continue to serve as financial advisor.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment trust formed to acquire and own, directly and jointly, real estate investments focused on retail, office, and industrial net lease properties in densely populated submarkets. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “continue,” “anticipate,” “will,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Statements regarding the following subjects, among others, may be forward-looking: continuing operations, strategically managing the Company’s portfolio to address near-term debt and preferred equity maturities, a potential transaction in the future, and the potential pursuit of strategic alternatives in the future. Such statements are based current expectations of management of the Company and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Investors are cautioned that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports that the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 28, 2025, as well as the Company’s subsequent filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. All forward-looking statements speak only as of the date on which they are made. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor Contacts

Investor Relations

ir@gipreit.com